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                                                                     EXHIBIT 99



HECHINGER COMPANY
1801 MC CORMICK DRIVE
LARGO, MD  20774
(301) 341-1000


FOR IMMEDIATE RELEASE

HECHINGER/BUILDERS SQUARE ANNOUNCES EXECUTIVE APPOINTMENT

LARGO, MARYLAND -- March 24, 1998 -- Hechinger Company today announced that Mark S. Schwartz has joined the Company as President & Chief Executive Officer. Mr. Schwartz has over 20 years of retail experience. During the last 15 years of his career, he has served in positions of increasing responsibility at Walmart Corporation. His most recent position was President & Director General of its Super Center operations in Mexico.

In his new role, Mr. Schwartz will continue and expand upon the efforts initiated by Anthony Petrillo who has been Acting President & Chief Executive Officer since the Company was acquired by an affiliate of Leonard Green & Partners, L.P., and combined with Builders Square, formerly a subsidiary of Kmart Corporation, in September 1997. Mr. Petrillo will continue to assist the Company as a member of its Board of Directors.

Hechinger Company is the nation's third largest home improvement chain, operating 255 Hechinger, Home Quarters and Builders Square stores in 29 states and the District of Columbia. The Company is privately owned by an affiliate of Leonard Green & Partners, L.P., a Los Angeles-based private merchant banking firm.


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Contact:         Mark R. Adams
                 Executive Vice President
                 (301) 925-3007